Exhibit 10.33

GUARANTY AND SURETYSHIP AGREEMENT

April 17, 2024

THIS GUARANTY AND SURETYSHIP AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) by and among the entities listed on the signature pages hereto, and each Person who is joined hereto as a guarantor from time to time after the Closing Date (each individually, a “Debtor” and collectively, the “Debtors”) and EAST WEST BANK, in its capacity as agent pursuant to the Loan Agreement referred to below (in such capacity, together with its successors and assigns, “Agent”)

WHEREAS, ILEARNINGENGINES HOLDINGS, INC. (“iLE” and each Person joined thereto as a borrower from time to time after the Closing Date, collectively, the “Borrowers”, and each individually, a “Borrower”), Agent and Lenders have entered into or are about to enter into financing arrangements as more fully set forth in that certain Loan and Security Agreement, dated as of the date hereof, by and among the Borrowers, Guarantors, Lenders and the Agent (as amended from time to time, the “Loan Agreement”). All terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. Guaranty of Obligations. Each Guarantor hereby unconditionally guarantees, and becomes surety for, the prompt payment and performance of all loans, advances, debts, liabilities, obligations (including, when due, of the Obligations as defined in the Loan Agreement), covenants and duties owing by the Borrowers to the Agent, Lenders or Secured Parties (including any indemnification obligations payable by any Borrower under the Loan Agreement or the Other Documents (hereinafter referred to collectively as the “Obligations”). If any Borrower defaults under any such Obligations and Agent has demanded payment pursuant to Section 9 of the Loan Agreement, the Guarantors will pay the amount due to the Agent.

2. Nature of Guaranty; Waivers. This is a guaranty of payment and not of collection and the Agent shall not be required or obligated, as a condition of the Guarantors’ liability, to make any demand upon or to pursue any of its rights against the Borrowers, or to pursue any rights which may be available to it with respect to any other person who may be liable for the payment of the Obligations.

This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Obligations have been indefeasibly paid in full (subject to inchoate indemnity obligations for which no claim has been made), and the Loan Agreement has been terminated in accordance with its terms (“Payment in Full”). Until Payment in Full, this Guaranty will remain in full force and effect even if there is no principal balance outstanding under the Obligations at a particular time or from time to time. This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by the Agent of any other party, or any other guaranty or any security held by it for any of the Obligations, by any failure of the Agent or any Secured Party to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty thereof. The Guarantors’ obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off recoupment, deduction or defense based upon any claim the Guarantors may have (directly or indirectly) against any Borrower, the Agent or any Secured Party, except Payment in Full.

Notice of acceptance of this Guaranty, notice of extensions of credit to the Borrowers from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon the Agent’s or any Secured Party’s failure to comply with the notice requirements under Sections 9-611 and 9-612 of the Uniform Commercial Code as in effect from time to time are hereby waived. Each Guarantor waives all defenses based on suretyship or impairment of collateral.

The Agent at any time and from time to time, without notice to or the consent of the Guarantors, and without impairing or releasing, discharging or modifying the Guarantors’ liabilities hereunder, may in accordance with the terms of the Loan Agreement (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties, or any security for any Obligations or guaranties; (c) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Borrowers in such order, manner and amount as is provided in the Loan Agreement; (d) settle, compromise or deal with any other person, including the Borrowers or the Guarantors, with respect to any Obligations in such manner as the Agent deems appropriate in its sole discretion; or (e) substitute, exchange or release any security or guaranty. Additionally, the Agent at any time and from time to time, without notice to or the consent of the Guarantors, and without impairing or releasing, discharging or modifying the Guarantors’ liabilities hereunder, may take such actions and exercise such remedies hereunder as provided herein.

3. Repayments of Recovery from the Agent. If any demand is made at any time upon the Agent or any Secured Party for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Agent or any Secured Party repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any reasonable settlement or compromise of any such demand, the Guarantors will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by the Agent or such Secured Party. The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantors in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Agent’s and Secured Party’s rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.

4. Additional Information. Guarantors will promptly submit to the Agent such information relating to the Guarantors’ affairs as required by the Loan Agreement.

5. Security Interest. To secure the payment and performance of the Obligations and each Debtor’s obligations hereunder, each Debtor grants to Agent, for itself and the ratable benefit of the Lenders, a continuing perfected lien on and security interest in all of such Debtor’s right, title and interest in and to the Collateral (as hereinafter described). The Collateral is and consists of all personal property of the Debtors, whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to: (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), the commercial tort claims set forth in the Perfection Certificate or otherwise identified to Agent, deposit accounts (excluding Restricted Accounts), documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and intellectual property), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of any Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. Notwithstanding the foregoing, the Collateral does not include (a) assets for which a pledge thereof or a security interest therein is prohibited by applicable law or any agreement permitted hereunder (as long as such agreement is not entered into in contemplation hereof), unless any such prohibition is terminated or rendered unenforceable by the applicable anti-assignment clauses of the UCC, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable requirements of law notwithstanding such prohibition, (b) any property or assets for which a pledge thereof or a security interest therein would (i) require governmental consent, approval, license or authorization, including any governmental licenses or state or local franchises, charters and authorizations or (ii) require other third party consent, approval, license or authorization or create a right of termination in favor of any third party party to such agreement, in each case, to the extent any such pledge or security interest is prohibited or restricted thereby, other than, in each case, to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable requirements of law notwithstanding such prohibition, (c) Restricted Accounts, (d) any United States “intent-to-use” trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto; and (e) more than 65% of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Loan Party in any foreign Subsidiary. Guarantor agrees that Agent shall have the rights and remedies of a secured party under the Uniform Commercial Code of California, as now existing or hereafter amended, with respect to all of the aforesaid property, including, without limitation, thereof, the right to sell or otherwise dispose of any or all of such property and apply the proceeds of such sale to the payment of the Obligations. In addition, at any time upon the occurrence and during the continuance of an Event of Default, Agent may, in its discretion, without notice to Guarantors and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Obligations (i) any indebtedness due from Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of Agent whether for deposit or otherwise.

6. Enforceability of Obligations. No modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantors’ liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against the Guarantors to the same extent and with the same force and effect as if any such proceeding had not been instituted. Each Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of the Borrowers that may result from any such proceeding.

Each Guarantor expressly waives the effect of any statute of limitations or other limitations on any actions under this Guaranty.

7. Events of Default. The occurrence of an Event of Default (as defined in the Loan Agreement) shall constitute an “Event of Default” under this Guaranty. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right to exercise all of the rights and remedies of a secured party under the Uniform Commercial Code, or other applicable law, all of which rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by applicable law, in addition to any other rights and remedies contained in this Agreement and the Other Documents.  The cash proceeds realized from the sale of any Collateral shall be applied by Agent to the Obligations in the order set forth in Section 12.12 of the Loan Agreement.  The non-cash proceeds will only be applied to the Obligations as they are converted into cash in accordance with the Loan Agreement.  If any deficiency shall arise, Debtors shall remain liable to Agent therefor.

8. Right of Setoff. In addition to any liens or security interest granted by Guarantors to Agent in Guarantors’ property, upon the occurrence of an Event of Default, and during the continuance thereof, the Agent shall have, with respect to the Guarantors’ Obligations to the Agent under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and each Guarantor hereby grants Agent, for the benefit of Secured Parties, a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Agent, for the benefit of Secured Parties, all of such Guarantor’s right, title and interest in and to, all of such Guarantor’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Agent or any other direct or indirect subsidiary of Agent, whether held in a general or special accounts or deposit, whether held jointly with another Person, or whether held for safekeeping or otherwise. Upon the occurrence of an Event of Default and during the continuance thereof, every such security interest and right of setoff may be exercised without demand upon or notice to the Guarantors.

9. Costs. The Guarantors shall pay on demand all reasonable and documented costs and out-of-pocket expenses incurred by the Agent in protecting or enforcing its rights under the Obligations or this Guaranty, including reasonable and documented attorneys’ fees and reasonable costs and documented expenses of litigation. Such costs and expenses, will be included in the Obligations and, at the election of Agent, will bear interest from the date of demand at the Default Rate (as defined in the Loan Agreement), all in accordance with the terms of the Loan Agreement.

10. Postponement of Subrogation. Until the Obligations, other than contingent indemnity claims not yet threatened or asserted, are indefeasibly paid in full, expire, are terminated and are not subject to any right of revocation or rescission, the Guarantors postpone and subordinate in favor of the Agent or its designee (and any assignee or potential assignee) any and all rights which the Guarantors may have to (a) assert any claim whatsoever against any Borrower based on subrogation, exoneration, reimbursement, or indemnity or any right of recourse to security for the Obligations with respect to payments made hereunder, and (b) any realization on any property of any Borrower, including participation in any marshaling of any Borrower’s assets.

11. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) shall be provided to the other party in accordance with Section 10 of the Loan Agreement. Regardless of the manner in which provided, Notices may be sent to addresses for the Agent and the Guarantors set forth below their respective signatures on the signature pages to this Guaranty or to such other address as either may give to the other for such purpose in accordance with this section.

12. Preservation of Rights. No delay or omission on the Agent’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Agent’s action or inaction impair any such right or power. The Agent’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Agent may have under other agreements, at law or in equity. The Agent may proceed in any order against the Borrowers, the Guarantors or any other obligor of, or collateral securing, the Obligations.

13. Illegality. If any provision contained in this Guaranty should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Guaranty.

14. Changes in Writing. No modification, amendment or waiver of, or consent to any departure by any party from any provision of this Guaranty will be effective unless made in a writing signed by the parties to this Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party will entitle such party to any other or further notice or demand in the same, similar or other circumstance.

15. Entire Agreement. This Guaranty (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Guarantors and the Agent with respect to the subject matter hereof; provided, however, that this Guaranty is in addition to, and not in substitution for, any other guarantees from the Guarantors to the Agent, and shall be read together with the Loan Agreement and the Other Documents.

16. Successors and Assigns. This Guaranty will be binding upon and inure to the benefit of the Guarantors and the Agent and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Guarantors may not assign this Guaranty in whole or in part without the Agent’s prior written consent and the Agent at any time may assign this Guaranty in whole or in part, provided it is assigned together with the Loan Agreement, and in accordance with Section 12.1 of the Loan Agreement.

17. Interpretation. In this Guaranty, unless the Agent and the Guarantors otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”. Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose. If this Guaranty is executed by more than one party as Guarantors, the obligations of such persons or entities will be joint and several.

18. Indemnity. Each Guarantor agrees to indemnify the Agent, each Secured Party, each legal entity, if any, who controls the Agent or any Secured Party, and each of their respective directors, officers and employees (each, an “Indemnified Party”), and to hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all reasonable fees and charges of internal or external counsel with whom any Indemnified Party may consult and all reasonable expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Guarantors), in connection with or arising out of or relating to the matters referred to in this Guaranty, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by any Guarantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Guaranty and assignment of any rights hereunder. The Guarantors may participate at its expense in the defense of any such claim.

19. Governing Law and Jurisdiction. THIS GUARANTY shall, in accordance with Section 5-1401 of the General Obligations Law of the State of California, be governed by and construed in accordance with the laws of the State of CAlifornia. Each Guarantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the County of Los Angeles, State of California; provided that nothing contained in this Guaranty will prevent the Agent from bringing any action, enforcing any award or judgment or exercising any rights against the Guarantors individually, against any security or against any property of the Guarantors within any other county, state or other foreign or domestic jurisdiction. Each Guarantor acknowledges and agrees that the venue provided above is the most convenient forum for both the Agent and such Guarantor. Each Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty in the aforementioned courts.

20. Equal Credit Opportunity Act. If any Guarantor is not an “applicant for credit” under Section 202.2 (e) of the Equal Credit Opportunity Act of 1974 (“ECOA”), such Guarantor acknowledges that (i) this Guaranty has been executed to provide credit support for the Obligations, and (ii) such Guarantor was not required to execute this Guaranty in violation of Section 202.7(d) of the ECOA.

21. Anti-Terrorism Laws.

(a) Each Guarantor represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(b) Each Guarantor covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Guarantors shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

22. WAIVER OF JURY TRIAL. GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS GUARANTY, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. GUARANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

Each Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

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IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed as of the date first written above, with the intent to be legally bound hereby.

DEBTORS:

ilearningengines, inc.,
a Delaware corporation

By:	/s/ Harish P.K. Chidambaran
Name:	Harish P.K. Chidambaran
Title:	Chief Executive Officer

in2vate, l.l.c., an Oklahoma limited liability company

By:	/s/ Harish P.K. Chidambaran
Name:	Harish P.K. Chidambaran
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

EAST WEST BANK,
as Agent for Lenders

By:	/s/ Jack Grady
Name:	Jack Grady
Title:	Senior Vice President

Address:

East West Bank
535 Madison Ave., 8th Floor
New York, NY 10022
Attn: Jack Grady